Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-256454 on Form S-8, and Registration Statement No. 333-259798 on Form S-3 of our reports dated March 1, 2023, relating to the consolidated financial statements of Piedmont Lithium Inc. and subsidiaries, and the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Piedmont Lithium Inc. for the year ended December 31, 2022.

/s/DELOITTE & TOUCHE LLP

Charlotte, North Carolina

March 1, 2023